Exhibit 99.1

        SHELLS SEAFOOD RESTAURANTS, INC. REPORTS SECOND QUARTER EARNINGS

          SAME STORE SALES INCREASE 7.0%, UP FOR THIRD STRAIGHT QUARTER

     TAMPA, Fla., July 28 /PRNewswire-FirstCall/ -- Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported net income for the second quarter ended July 3, 2005 of $159,000 or $0.01 per share diluted based on 20,904,000 diluted common shares outstanding. In comparison, net income for the second quarter ended June 27, 2004 was $258,000 or $0.02 per share based on 10,713,000 diluted common shares outstanding.

     Revenues for the second quarter of 2005 increased 8.4% to $11,919,000 from $10,997,000 in the comparable period in 2004, primarily due to an increase in same store sales of 7.0%. This marks the third consecutive quarter of positive comparable restaurant sales for Shells.

     "We are sustaining excellent sales momentum as our guests continue to embrace the new Shells," said President & CEO Leslie Christon, referring to the dramatic menu, service and atmosphere enhancements implemented over the past year and a half. "Our focus on serving the freshest quality seafood in a friendly, inviting atmosphere is clearly catching on with new and existing customers alike."

     Net income for the first 26-weeks of 2005 was $569,000 or $0.03 per share based on 18,446,000 diluted common shares outstanding. In comparison, net income for the first 26-weeks of 2004 was $903,000 or $0.08 per share based on 10,911,000 diluted common shares.

     The company said the reduced level of net income for the second quarter and first 26-weeks was primarily due to higher utility, occupancy, interest and depreciation costs, combined with investment spending during the first quarter to open one new restaurant, remodel several others with its contemporary new look, and hire additional restaurant managers. This was partially offset by improvements in cost of sales, labor expenses and general and administrative expenses as a percentage of revenues. The company also cited that the improvement in labor costs as a percentage of revenues was affected by a reduction in workers' compensation claims and related costs, partially offset by an investment in training to elevate guest service levels and a Florida minimum wage increase which became effective in May 2005.

     "We must continue to reinvest to build a strong future," Christon said, "and that includes increasing front-of-house labor to ensure we can provide friendly, attentive service to every table. We also continue to remodel our restaurants with Shells' exciting new decor package, while strategically seeking opportunities to open new locations."

     "We're committed to doing the right things every day to create an outstanding experience for our guests," Christon added, "and while this requires increased costs, we are confident it's the right direction for our long-term success."

     Revenues for the 26-weeks of 2005 increased 3.6% to $24,445,000 from $23,588,000 in the comparable period in 2004, reflecting an increase in same store sales of 6.8%. In 2005, Shells opened one new restaurant near the end of the first quarter. In 2004, the company closed two restaurants during the first half of the year.

     The results for the second quarter of 2005 and the 26-week periods of 2005 and 2004 included net non-recurring income of $341,000, $188,000 and $211,000, respectively. Exclusive of these non-recurring items discussed below, Shells incurred a net loss of $182,000 or $0.01 per share for the second quarter of 2005, compared to net income of $47,000 or $0.00 per share diluted for the second quarter of 2004. Net income for the 26-week period of 2005, exclusive of the non-recurring items, was $381,000 or $0.02 per share diluted, compared to $692,000 or $0.06 per share diluted for the 26-week period of 2004.

     Net non-recurring income for the second quarter of 2005 consisted of a $238,000 refund in workers' compensation premiums, accompanied by a favorable $106,000 workers' compensation reserve adjustment, partially offset by $3,000 in pre-opening expenses. As previously reported, net non-recurring income for the 26-week period of 2005 also included income of $600,000 relating to a landlord buy out option on a restaurant lease; offset by a $211,000 write down of assets in anticipation of an early restaurant lease termination, $162,000 from the disposition of assets resulting from six restaurant remodels, an $80,000 financing fee and $300,000 in pre-opening expenses.

     Net non-recurring income for the second quarter and the 26-week period of 2004 consisted of a refund and corresponding reduction in reserves for workers' compensation premiums of $161,000 and a gain on disposition of property of $89,000, offset in part by a one-time charge for severance expense of $39,000.

     The Company manages and operates 26 full-service, neighborhood seafood restaurants in Florida under the name "Shells". Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads, desserts and full bar service.

     In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.

                        SHELLS SEAFOOD RESTAURANTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                            13 Weeks      13 Weeks      26 Weeks     26 Weeks
                                                              Ended        Ended         Ended        Ended
                                                             July 3,      June 27,       July 3,     June 27,
                                                              2005          2004          2005         2004
                                                           ----------    ----------    ----------   ----------
                                                                                (Unaudited)
Revenues                                                   $   11,919    $   10,997    $   24,445   $   23,588

Costs and expenses:
  Cost of sales                                                 3,900         3,731         7,997        7,841
  Labor and other related expenses                              3,494         3,250         7,160        6,998
  Other restaurant operating expenses                           2,846         2,511         5,521        5,322
  General and administrative expenses                             877           866         1,788        1,660
  Depreciation and amortization                                   383           283           732          579
  Pre-opening expenses                                              3            --           303           --
Income from operations                                            416           356           944        1,188

Lease buy-out option                                               --            --           600           --
Provision for impairment of assets                                 --            --          (211)          --
Interest expense, net                                            (168)         (101)         (337)        (202)
Other (expense) income, net                                       (24)           74          (278)          57

Income before elimination of minority
 partner interest                                                 224           329           718        1,043
Elimination of minority partner
 interest                                                         (65)          (71)         (149)        (140)

Net income                                                 $      159    $      258    $      569   $      903

Net income per share of common stock:
  Basic                                                    $     0.01    $     0.05    $     0.04   $     0.19
  Diluted                                                  $     0.01    $     0.02    $     0.03   $     0.08

Average number of weighted common shares outstanding:
  Basic                                                        15,088         4,721        13,723        4,677
  Diluted                                                      20,904        10,713        18,446       10,911

                        SHELLS SEAFOOD RESTAURANTS, INC.
                             (Dollars in thousands)


                                                            13 Weeks      13 Weeks      26 Weeks     26 Weeks
                                                              Ended        Ended          Ended        Ended
                                                             July 3,      June 27,       July 3,      June 27,
                                                              2005          2004          2005          2004
                                                           ----------    ----------    ----------   ----------
                                                                               (Unaudited)
Revenues:
   Sales, Company-owned
    restaurants (1)                                        $   11,867    $   10,949    $   24,352   $   23,495
   Management fees (2)                                             52            48            93           93
   Total                                                   $   11,919    $   10,997    $   24,445   $   23,588

Number of restaurants at end of
 period:
   Company-owned restaurants (1)                                                               22           22
   Licensed restaurants                                                                         4            4
   Total                                                                                       26           26

Balance sheet data:
   Cash                                                                                $    2,805   $    1,053
   Working capital (deficiency)                                                              (843)      (4,664)
   Total assets                                                                            16,883       11,925
   Stockholders' equity                                                                     9,129        2,102

(1) Includes one joint venture restaurant in which the Company has a 51% equity interest.
(2) Derived from the licensed restaurants consisting of 2% of sales plus a fixed fee for placement of fully trained managers, if needed.

SUMMARY OF NON-RECURRING ITEMS:

                                                            13 Weeks      13 Weeks      26 Weeks     26 Weeks
                                                              Ended        Ended          Ended        Ended
                                                             July 3,      June 27,       July 3,      June 27,
                                                              2005          2004          2005         2004
                                                           ----------    ----------    ----------   ----------
                                                                               (Unaudited)
Net income, as reported                                    $      159    $      258    $      569   $      903

Non-recurring income (expense):
  Lease buy out option                                             --            --           600           --
  Workers compensation premium refund                             238           161           238          161
  Workers compensation reserve
   adjustment                                                     106            --           106           --
  Gain (loss) on disposal or sale of
   assets                                                          --            89          (162)          89
  Pre-opening expenses                                             (3)           --          (303)          --
  Financing costs                                                  --            --           (80)          --
  Asset impairment charge                                          --            --          (211)          --
  Severance                                                        --           (39)           --          (39)
       Non-recurring income, net                                  341           211           188          211
Net income (loss), after non-
 recurring items                                           $     (182)   $       47    $      381   $      692

Net income (loss) per share of common stock:
  Basic, as reported                                       $     0.01    $     0.05    $     0.04   $     0.19
  Basic, after non-recurring items                         $    (0.01)   $     0.01    $     0.03   $     0.15

  Diluted, as reported                                     $     0.01    $     0.02    $     0.03   $     0.08
  Diluted, after non-recurring items                       $    (0.01)   $     0.00    $     0.02   $     0.06

CONTACT:  Rick Van Warner, +1-407-628-3104, or Warren R. Nelson,
+1-813-961-0944, both of Shells Seafood Restaurants /
Web site:  http://www.shellsseafood.com /